DUKE REALTY INVESTMENTS, INC.
                        (an Indiana Corporation)

                         839,395 Common Shares

                         U.S. TERMS AGREEMENT

                                        March 25, 1998

TO:  Duke Realty Investments, Inc.
     8888 Keystone Crossing, Suite 1150
     Indianapolis, IN 46240

Attention:          Chairman of the Board of Directors

Ladies and Gentlemen:

    We understand that Duke Realty Investments, Inc., an Indiana corporation (the "Company"), proposes to issue and sell 839,895 shares of common stock (the "Common Stock") (such Common Stock being hereinafter referred to as the "Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we offer to purchase the Securities at the purchase price set forth below.

    The Securities shall have the following terms:

Title of Securities:         Common Stock
Number of Shares:            839,895
Public offering price per share:   $23.0267
Purchase price per share:    $22.6219
Number of Option Securities: N/A
Underwriter:                 Everen Securities, Inc.
Underwriter's counsel        Chapman & Cutler
Additional terms, if any:    (1)   Sections 3(o) and 5(h) of the
Underwriting                  Agreement referred to below are
inapplicable to               this transaction.
                             (2)  Section 5(b)(1) of the Underwriting
                             Agreement referred to below is
                             applicable to this transaction only to
                             the extent of items (i), (ii), (iii),
                             (vii), (viii),(ix), (xii), (xiii),
                             (xvi),(xvii),(xviii) (with respect to
                             the Company and the Operating
                             Partnership only), (xix), (xx), (xxi),
                             (xxii), (xxiii), (xxiv),(xxv) (with
                             respect to the Company and the Operating
                             Partnership only), (xxvi), (xxvii),
                             (xxviii) (with respect to which counsel
                             shall list certain exceptions
                             thereto)and (xxix).
                       (3)  Section 5(b)(2) of the Underwriting Agreement
                             referred to below
                             is applicable to this transaction only to the extent of items
                             5(b)(1)(i)(with respect to the first sentence only), 5(b)(1)(ix)(with respect to the first sentence only), 5(b)(1)
                             (xiii)(with respect to the
                             first clause only), and 5(b)(1)(xxiii).


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Closing Time, date and location:  March 30, 1998, 9:00 a.m., Chicago
                             Time, Chapman & Cutler, Chicago,
                             Illinois 60603

     All the provisions contained in the document attached as Annex A hereto entitled "Duke Realty Investments, Inc. and Duke Realty Limited Partnership -- Common Stock, Preferred Stock, Depositary Shares and Debt Securities - U.S. Underwriting Agreement" are incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.
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

     Please accept this offer no later than six o'clock P.M. (New York City time) on March 25, 1998 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                         Very truly yours,

                         EVEREN SECURITIES, INC.



                         BY:  /s/ John R. Nikolich
                              -------------------------
                              Name: John R. Nikolich
                              Title:Senior Vice President

CONFIRMED AND ACCEPTED:
as of the date first above written

DUKE REALTY INVESTMENTS, INC.



BY:  /s/ Matthew A. Cohoat
     -----------------------
     Name:  Matthew A. Cohoat
     Title: Vice President and
           Corporate Controller

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